Exhibit 10.65

June 6, 2005

BioDelivery Sciences International, Inc.

2501 Aerial Center Parkway, Suite 205

Morrisville, North Carolina 27560

Gentlemen:

Reference is made to that certain License Agreement, dated effective as of April 12, 2004 (as amended by the agreements referred to below, the “License Agreement”), by and between BioDelivery Sciences International, Inc. (“BDSI”) and Accentia Biopharmaceuticals, Inc. f/k/a Accentia, Inc. (“Accentia”), as amended and modified by: (i) an Amendment to the License Agreement, dated effective June 1, 2004, (ii) an Asset Purchase Agreement, dated September 8, 2004, (iii) a letter amendment to the License Agreement, dated March 28, 2005 and (iv) a letter amendment to the License Agreement, dated April 25, 2005 (the “April Amendment”), each by and between BDSI and Accentia. All capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the License Agreement. Pursuant to Section 10.8 of the License Agreement, BDSI and Accentia desire to, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and hereby do, amend the License Agreement as follows:

1. Section 9.1 of the License Agreement, as amended by the April Amendment, is deleted in its entirety and replaced, effective for all purposes as of April 12, 2004, with the following:

“9.1 Supply Requirements. ACCENTIA shall provide, at ACCENTIA’s sole cost and expense, all quantities of phospholipids ACCENTIA needs to develop and/or identify Licensed Products for ACCENTIA’s preclinical and clinical studies and for any other purpose hereunder. ACCENTIA shall identify the amounts of phospholipids needed. Provision of phospholipids shall be accompanied by applicable quantity and quality information necessary to permit use of such Licensed Product in animal or human testing. If necessary, based on the stage of development, ACCENTIA shall produce, at ACCENTIA’s sole cost and expense, Licensed Product in accordance with regulatory requirements to permit use of such Licensed Products in such pre-clinical or clinical testing or other purpose.”

2. Except as modified hereby, the License Agreement shall remain unmodified, unchanged and in full force and effect. Upon execution of this letter agreement by both BDSI and Accentia, this letter agreement shall become a binding amendment to the License Agreement.

Sincerely,

ACCENTIA BIOPHARMACEUTICALS, INC.

/s/ Martin Baum
By:	Martin Baum, President and Chief Operating
Officer of Commercial Operations and Business Development

Accepted and Agreed to:

BIODELIVERY SCIENCES INTERNATIONAL, INC.

/s/ Raphael Mannino
By:	Raphael Mannino, EVP and CSO